Exhibit 3.1

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF

COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

TEXTAINER GROUP HOLDINGS LIMITED

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME ADDRESS	BERMUDIAN STATUS	NATIONALITY	NUMBER OF SHARES SUBSCRIBED
MICHAEL JOSEPH MELLO	Yes	British	1
[ADDRESS OMITTED]

DAVID WILLIAM PETER COOKE	Yes	British	1
[ADDRESS OMITTED]

SHELLEY RENEE HARVEY	Yes	British	1
[ADDRESS OMITTED]

do hereby respectively agree to take such number of shares as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company shall not have power to hold land situated in Bermuda.

5.	The authorised share capital of the Company is US$600,000.00 divided into shares of $0.01 each. The minimum subscribed share capital of the Company is US$186,708.04.

6.	The objects for which the Company is formed and incorporated are -

(1)	To act and to perform all the functions of a holding company in all its branches and to coordinate and manage the policy, administration, planning, research, trading and any and all other activities of, and to act as technical and financial advisors and provide financing to:

(a)	any company which is in any manner controlled directly or indirectly by the Company or which is a holding company, affiliated company or subsidiary of the Company, as such relationships are defined by Section 86 of the Companies Act 1981, (hereinafter called a “Related Company”);

(b)	any group of companies of which the Company or any Related Company is a member; and

(c)	any company, partnership, entity or person incorporated, formed, established, operating or resident outside Bermuda

(together hereinafter called “Approved Persons”).

(2)	To act and to perform all the functions of an investment company on its own behalf and on behalf of any Approved Persons and for that purpose to acquire and hold upon any terms and either in the name of the Company or that of a nominee, shares, stock, debentures, debenture stock, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities issued or guaranteed by any company or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called upon or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and generally to manage, develop, sell or dispose of the same, and to invest and deal with the moneys of the Company and any Approved Persons upon such securities and in such manner as may be from time to time determined.

(3)

To purchase, own, manage, operate, lease and sell any equipment used in the transportation industry including, without limitation, dry cargo containers, refridgerated containers, open-top containers, tank containers, bulk containers, flat-rack containers, storage containers, container chassis, other special purpose containers, railroad rolling stock, cranes, marine vessels, straddle carriers and other container-related equipment (including tractors, trailors, forklifts and other types of handling equipment), and to engage in any and all general business activities related and incidental thereto.

(4)	To carry on the business of manufacturers, dealers, importers and exporters of goods and property of all types, whether as principal or agent.

(5)	To participate and acquire any interests in other enterprises, partnerships and companies including, without limitation, acting as a general partner and/or a managing general partner in any limited partnerships, and to coordinate and manage any activities of any such enterprises, partnerships and companies.

(6)	As set forth in Paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule of the Companies Act 1981.

7.	The Company shall have the additional powers set out below:

(a)	To borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any matter and in particular by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

(b)	To accept, draw, make, create, issue, execute, discount, endorse, negotiate bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

(c)	To sell, exchange, mortgage, charge, let or rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular for any securities.

(d)	To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

(e)

To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments toward insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly to further the interests of the Company or of its members or for any national, charitable, benevolent, educational, social, public, general or useful object.

(f)	To issue preference shares redeemable at the option of the holder pursuant to Section 42 of the Companies Act 1981.

(g)	To purchase its own shares, pursuant to Section 42A of the Companies Act 1981.

8.	Interpretation

In this Memorandum unless there be something in the context inconsistent therewith

(i)	the word “company” shall (except where referring to the Company) include any person or partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, resident or domiciled in Bermuda or elsewhere;

(ii)	“securities” shall include any fully, partly or nil paid or no par value share, stock, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation;

(iii)	“and” and “or” shall mean “and/or”;

(iv)	the words “other” and “otherwise” shall not be construed ejusdem generis with any foregoing words where a wide construction is possible and the words “including” and “in particular” shall be construed as being by way of illustration or emphasis only and shall not limit or prejudice the generality of any foregoing words.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof -

/s/ Michael J. Mello	/s/ Charnita Howes
MICHAEL J. MELLO

/s/ David W.P. Cooke	/s/ Charnita Howes
DAVID W.P. COOKE

/s/ Shelley R. Harvey	/s/ Charnita Howes
SHELLEY R. HARVEY

(Subscribers)	(Witnesses)

SUBSCRIBED this 17th day of November, 1993.

THE COMPANIES ACT 1981

(Section 11(2))

A company limited by shares may amongst its objects by reference include in its memorandum any of the objects set out in the Second Schedule.

SECOND SCHEDULE

A company may by reference include in its memorandum any of the following objects that is to say the business of -

(a)	packaging of goods of all kinds;

(b)	buying, selling and dealing in goods of all kinds;

(c)	designing and manufacturing of goods of all kinds;

(d)	mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

(e)	exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

(f)	scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

(g)	land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

(h)	ships and aircraft owners, managers, operators, agents, builders and repairers;

(i)	acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

(j)	travel agents, freight contractors and forwarding agents;

(k)	dock owners, wharfingers, warehousemen;

(l)	ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

(m)	all forms of engineering;

(n)	farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

THE COMPANIES ACT 1981

(o)	acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

(p)	buying, selling, hiring, letting and dealing in conveyances of any sort; and

(q)	employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind.

(r)	to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated.

(s)	to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.